JOINT VENTURE AGREEMENT

This Agreement made as of this 1 day of May, 2001 by and between Paltac Corporation, a company organized and existing under the law of Japan and having its principal place of business at 1-5-9, Minamikyuhoji-machi, Chuo-ku, Osaka, Japan (hereinafter called "PALTAC") and Spar Group, Inc., a company organized and existing under the law of State of Delaware, having its principal place of business at 580 White Plains Road, Tarrytown, NY, USA (hereinafter called "SPAR"),

                                WITNESSETH THAT:

WHEREAS, PALTAC is engaged in the retail solution businesses in Japan, having a wide range of clients and also having various knowledge and human resources with respect to the retailing businesses in Japan;

WHEREAS, SPAR is engaged in the retail solution businesses in the USA, having computer software useful for agency, assistance, instruction and reporting of storefront activities and also having operational know-how with respect to such software; and

WHEREAS, PALTAC and SPAR are desirous of organizing a corporation to jointly conduct retail solution businesses in Japan (hereinafter called "Territory").

NOW, THEREFORE, in consideration of the mutual covenants and agreement herein contained, the parties agree as follows:

                                   CHAPTER I
                         ORGANIZATION OF THE NEW COMPANY

Article 1.        Establishment

Promptly after the effective date of this Agreement, the parties hereto shall cause a new company to be organized under the laws of Japan as a stock company (hereinafter called "New Company").

Upon formation, New Company shall become a party to this Agreement.

Upon formation, New Company shall become a party to this Agreement.

Article 2.        Business Purposes

The business purposes of New Company shall consist of the followings:

(1)  Agency, assistance, instruction and report of storefront sales activities;

(2)  Implementation of market research and analysis of results thereof;

(3)  Manufacturing and sale of setups used for sales promotion;

(4)  Consulting regarding store management;

(5)  Development and sale of management system regarding retailing;

(6)  Designing and sale of database; and

(7)  Any and all businesses incidental or relating to any of the foregoing.

Article 3.        Trade Name

New Company shall be named in Japanese as Kabushiki Kaisha SPAR FM JAPAN and in English as SPAR FM JAPAN, INC.

Article 4.        Location

New Company shall have its main office at 1-5-9, Minamikyuhoji-machi, Chuo-ku, Osaka, Japan.

Article 5.        Articles of Incorporation

The Articles of Incorporation of New Company shall be in the form attached hereto as Exhibit A.

Article 6.        Capital

The total number of shares which New Company shall be authorized to issue shall be 1600 and the par value of each share shall be (Y)50,000. At the time of establishment of New Company, 400 shares shall be issued and fully subscribed by the parties hereto as follows:

                  PALTAC:        200 shares, (Y)10,000,000
                  SPAR:          200 shares, (Y)10,000,000

All the shares to be issued by New Company shall be nominal and ordinary shares.

Article 7.        Payment

Each of the parties hereto shall pay in Japanese Yen and in cash the amount equivalent to its subscribed shares at par value upon issuance of the shares of New Company.

                                   CHAPTER II
                   PREPARATION OF ESTABLISHMENT OF NEW COMPANY

Article 8.        Preparation of Establishment of New Company

Each party shall take its role as described below for the preparation of the commencement of New Company's businesses. Any expenses and costs necessary for such preparation shall be borne by each party.

A. SPAR shall enter into with New Company a license agreement in the form attached hereto as Exhibit B (the "License Agreement"). For reference, the License Agreement includes the obligations of SPAR to:



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

(1)  localize and set up software provided by SPAR to work in Japan;

(2)  consult on the organization of merchandising services; and

(3) train the New Company's personnel in how to operate the merchandising software.

Also, SPAR shall give advice on budgeting and development of each business plan.

B.   PALTAC shall:

(1)  arrange contracts with clients;

(2) provide office and facility space to New Company under the terms of a supply agreement described in Article 26 herein;

(3)  set up fast Internet connections for accessing reports and systems;

(4)  prepare and send out instructions to merchandisers;

(5)  hire merchandisers under terms agreed upon in advance by SPAR and PALTAC;

(6)  gain retailers' permission to do in-store merchandising; and

(7) preparation of annual budget and business plan to be submitted to the Board of Directors.

                                  CHAPTER III
                         GENERAL MEETING OF SHAREHOLDERS

Article 9.        Ordinary and Extraordinary General Meeting


The Ordinary General Meeting of Shareholders shall be convened by resolution of the Board of Directors and held in Osaka city, Japan or any other vicinal place within 3 months from the last day of each accounting period of New Company.



An Extraordinary General Meeting shall be convened by resolution of the Board of Directors wherever deemed necessary.


Article 10.       Quorum

A quorum of the General Meeting of Shareholders shall be the shareholders present either in person or by proxy representing at least 51 % of all the issued and outstanding shares of New Company.

Article 11.       Resolution

Except as expressly otherwise provided in the Articles of Incorporation of New Company, this Agreement or the Commercial Code of Japan (Law No. 48 of March 9, 1899, as amended, the



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

"Commercial Code"), all resolutions of the General Meeting of Shareholders shall be adopted by the affirmative vote of shareholders holding at least 51 % of the shares represented at a meeting for which there is a quorum.

Article 12.       Important Matters

In addition to such matters as required by the Articles of Incorporation of New Company or the Commercial Code, any resolutions of the following matters by the General Meeting of Shareholders shall require the affirmative vote of at least two-thirds of the votes of the shareholders present:

(1)  any amendment or modification of the Articles of Incorporation;

(2)  increase or decrease in the authorized capital or paid-in capital;

(3) issuance of new shares or any other kind of equity securities or instruments convertible into equity securities or the decision to undertake a Public Offering (as defined in Article 30);

(4)  issuance of debentures;

(5)  transfer of any part or whole of business;

(6)  any and all matters relating to dividends of New Company;

(7)  dissolution or amalgamation;

(8)  change in number or length of tenure of Directors;

                                   CHAPTER IV
                         BOARD OF DIRECTORS AND OFFICERS

Article 13.       Election of Directors

The Board of Directors of New Company shall consist of 4 Directors; 2 of whom shall be elected from among those appointed by PALTAC and 2 of whom shall be elected from among those appointed by SPAR. The Chairman of the Board of Directors shall be elected from the Directors by the mutual consultation of both parties and Robert Brown shall be the initial Chairman of the Board of Directors. In case of any increase or decrease in the number of Directors, the representation stipulated above shall be unchanged and pro-rata at all times.

Article 14.       Election of Officers

A President & Chief Executive Officer (CEO) and a Vice President & Chief Operating Officer (COO) shall be appointed from among Directors appointed by PALTAC by the consultation with SPAR. The President & CEO shall be the Representative Director. The initial President & CEO shall be Juro Yamagishi and the initial Vice President & COO shall be Shunichiro Tajiri.



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

Article 15.       Office of Director

The term of office of each Director shall expire at the close of the Ordinary General Meeting of Shareholders which relates to the closing of accounts last to occur within 2 years from his assumption of office.

Article 16.       Quorum

Each Director shall have 1 voting right in the Board of Directors. Except as expressly otherwise required in the Articles of Incorporation of New Company, this Agreement, or the Commercial Code, a majority of the Directors shall constitute a quorum at any meeting of the Board of Directors, and all resolutions shall be adopted by the affirmative vote of more than two-thirds of the votes of the Directors present.

Article 17.       Ordinary Meeting of the Board of Directors

The Ordinary Meeting of the Board of Directors shall be held quarterly, and an Extraordinary Meeting of the Board of Directors shall be held when necessary, both of which shall be convened in accordance with the provisions of the Articles of Incorporation. To the extent then permitted by the Commercial Code or prevailing interpretation thereof, any meeting of the Board of Directors may be held by interactive video conference or other similar electronic or telephonic means, and any action that may be taken by the Board of Directors at a meeting thereof (whether in person or video conference) may be effected in lieu of such meeting by a unanimous written consent resolution executed by each member of the Board of Directors. The parties hereto confirm that the prevailing interpretation in Japan is that meetings of boards of directors may be held by interactive video conference. For any proposed meeting of the Board of Directors for which SPAR requests, PALTAC and SPAR shall cooperate to arrange for such meetings to be held by video conference. A written record in Japanese of all meetings of the Board of Directors and all decisions made by it together with English translation thereof shall be made as promptly as practicable after each meeting of the Board of Directors by one of the Directors selected by the Board of Directors at each meeting, kept in the records of the Company and signed or sealed by each of the Directors.

Article 18.       Important Matters

In addition to such matters as required by the Articles of Incorporation of New Company or the Commercial Code, the following matters of the Board of Directors' meeting shall require the affirmative vote of more than two-thirds of the votes of the Directors:

(1) any proposal to the General Meeting of Shareholders or action by the Board of Directors for the matters as provided in Article 12 hereof;

(2) any investment or commitment of New Company in amounts individually in excess of (Y)10,000,000 or in the aggregate in excess of(Y)10,000,000;

(3) any loan or credit taken by New Company in amounts individually in excess of (Y)10,000,000 or in the aggregate in excess of(Y)10,000,000;



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

(4) execution, amendment or termination of agreements or commitments with PALTAC, SPAR or their subsidiaries or affiliates;

(5)  adoption or amendment of the annual budgets and business plan;

(6) adoption or any material modification of major regulations or procedures, including any employee rules or handbook;

(7)  change of the auditing firm as provided in Article 21;

(8) initiating or settling any litigation, arbitration or other formal dispute settlement procedures or forgiveness of any obligation owed the New Company in excess of (Y)10,000,000;

(9) approval of annual closing of the books of the New Company and the New Company's annual financial statements, and changing of accounting policies and practices or the New Company's accounting periods;

(10) establishment or amendment to the conditions of employment of New Company Officers, provided that the affirmative vote of SPAR-nominated Directors shall not be withheld unreasonably;

(11) selling, otherwise disposing of or granting a lien, security interest or similar obligation with respect to, in one or a series of related transactions, 10% or more of the net assets of New Company or with respect to any major strategic asset of New Company that is crucial to New Company's business;

(12) formation of any subsidiary of New Company, entry into ( or subsequent termination of) any joint venture, partnership or similar agreement;

(13) entering into, amending or terminating any contract with or commitment to any Director or shareholder; and

(14) entering into any agreement or commitment to provide goods or services outside of Japan.

                                   CHAPTER V
                                      AUDIT

Article 19.       Accounting Period

The accounting periods of New Company shall end on the 30th day of September each year.

Article 20.       Statutory Auditor

A Statutory Auditor shall be appointed by PALTAC, and Yoshiyuki Hakoda shall be the initial Statutory Auditor.



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

Article 21.       Inspection of Accounting Records and Books

New Company shall yearly arrange audit on the accounting records and books and shall submit a report of such audit to each of the parties hereto within 30 days from the completion of the audit.

Century Ota Showa & Co. shall be the initial accounting firm engaged by New Company, however, if requested by either P ALTAC or SPAR, New Company shall engage as its accounting firm an internationally recognized accounting firm that is not the principal accounting firm of either of P ALTAC or SPAR. Such accounting firm shall audit the accounting records and books of New Company and any other matters relating, directly or indirectly, to the financial conditions of New Company. Any fee for the certified public accountant for inspection and audit mentioned above shall be borne by New Company. New Company shall keep true and correct accounting records and books with regard to all of its operations in accordance with generally accepted accounting principles consistently applied ("GAAP") in Japan. All accounting records and books shall be kept ready for inspection by the parties hereto or by their authorized representative. If requested by SPAR, New Company shall cooperate with respect to each financial period to provide such information as required by SPAR to reconcile New Company's financial statements with U.S. GAAP reporting requirements of SPAR.

Article 22.       Increase of Capital

In case of capital increase of New Company after its establishment, PALTAC and SPAR shall have the preemptive right to new shares to be issued for such capital increase in proportion to their respective shareholdings in New Company.

                                   CHAPTER VI
                               TRANSFER OF SHARES

Article 23.       Restrictions on Transfer of Shares

Except as provided in Article 24 hereof, neither party hereto shall, without the prior written consent of the other party, assign, sell, transfer, pledge, mortgage or otherwise dispose of all or any part of its shares (including its right to subscribe to new shares) of New Company to any third parties.

Article 24.       Preemptive Right and Option

1. After 3 years from the effective date of this Agreement, if either party hereto (hereinafter called "Selling Party") wishes to transfer and sell all but not less than all of its shares, Selling Party shall furnish to the other party (hereinafter called "Other Party") a written notice of a proposed purchaser, the offered purchase price and other major terms and conditions of such proposed sale.

The Other Party shall have a right to purchase such shares by giving Selling Party a written notice of its intention to purchase the same within 90 days from the receipt of Selling Party's notice, upon the same terms and conditions as described in the Selling Party's notice. The Selling Party may sell such shares upon the terms and conditions as described in its notice after 90 days from the date of Other Party's receipt of such notice unless Other Party gives a notice for its



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

purchase of the shares to Selling Party. Unless agreed by the Other Party in writing, any transferree party shall be subject to this Agreement.

2. After 3 years from the effective date of this Agreement, either party may at any time make a written offer to buy all of the other party's shares in the New Company. The other party shall then either accept the offer and sell all of its shares under the terms and conditions offered, or purchase the offering party's shares at the same terms and conditions. If the party receiving the initial offer does not respond to the initial offer within 120 days, the party receiving the offer shall be deemed to have accepted the offer to sell its shares. The parties shall cooperate to effect the closing of such purchase and sale of all of the shares of the New Company held by the selling party within 120 days of the decision or deemed decision of the second party. At such closing, the purchasing party shall pay to the selling party the purchase price in cash, and the selling party shall deliver to the purchasing party share certificates representing all of the selling party's shares held in New Company, free and clear of any liens.

Article 25.       Cooperation in Financing

1. New Company may borrow up to (Y)300,000,000 as its operating funds, which shall be guaranteed by PALTAC if necessary. PALTAC shall make its reasonable efforts to enable such borrowing. The terms of the borrowing and any agreement between New Company and PALTAC with respect to PALTAC's guarantee shall be matters subject to Section 18 hereof.

2. New Company may borrow an additional (Y)300,000,000 when it needs additional funds, if such borrowing is approved in advance by the Board of Directors as an important matter under Article 18 herein.

3. If PALTAC pays any creditors of New Company due to a guaranty made by PALTAC to such creditors in favor of New Company, SPAR shall reimburse PALTAC for half of the amount paid by PALTAC, but only if New Company's borrowing of such funds and PALTAC's guaranty of New Company's obligations have been expressly agreed to in advance by SPAR in writing or in a Board resolution for which both SPAR-nominated directors have voted affirmatively.

                                  CHAPTER VII
                           ROLE OF CONTRACTING PARTIES

Article 26.       Supply of Office and Facility


PALTAC shall supply offices and facilities, staff service for general affairs and finance, and intra company network service, which are determined, at PALTACs sole discretion, necessary for the operation of New Company after the consultation between the both parties, to New Company at no charge.


Article 27.       Personnel

PALTAC shall, at its own judgement, second to New Company its personnel who are appropriate for the start-up of businesses of New Company for a period of 1 year without any



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

consideration. In principle, New Company shall be responsible for the payment of salaries and benefits for such personnel and all other matters concerning their employment; however, PALTAC shall, at its own judgement, pay such salaries, etc.

Article 28.       Training

Each party shall provide the appropriate training to employees of New Company for New Company's operation at its own site. The said training shall be made upon New Company's request and any necessary expenses for the training shall be borne by New Company, except as otherwise provided in the License Agreement or the Supply Agreement.

Article 29.       Non-Competition

For 5 years from the Execution Date of this Agreement, neither SPAR nor PALTAC shall, without the prior written consent of the other, engage in, whether directly or indirectly, Merchandising Services (as defined in the License Agreement) in Japan or any other businesses then competitive with New Company in Japan. However, in the event that SPAR enters into a contract with a customer that covers more than one country and the scope of such agreement includes services in Japan, SPAR shall not be prohibited from entering into or performing such agreement, provided that SPAR shall make commercially reasonable efforts to enable New Company to participate in and be fairly compensated for providing services to any such customer.

                                  CHAPTER VIII
                          AMENDMENT FOR PUBLIC OFFERING

Article 30.       Public Offering

Both parties acknowledge that New Company may attempt to become a listed company or over-the-counter company on the Osaka Stock Exchange, Tokyo Stock Exchange or any other stock exchange or public market in Japan ( Public Offering ). Both parties acknowledge that the number of issued shares, the number of shareholders, the paid-up capital, profit, transaction with each party, the seconded employees of New Company will be reviewed and instructed for amendment by the relevant governmental or regulatory authorities in accordance with those bodies' rules or guidelines for a Public Offering. If both parties agree to undertake a Public Offering pursuant to Article 12 above, both parties shall discuss and reasonably cooperate with each other to amend this Agreement and/or the License Agreement in order to complete the Public Offering of New Company. Any changes to the License Agreement will be effective upon consummation of the Public Offering (but not before), and subject to the approval of the boards of directors of New Company, PALTAC and SPAR.

                                   CHAPTER IX
                                 CONFIDENTIALITY

Article 31.       Confidential Information

PALTAC and SPAR shall keep secret and retain in strict confidence any and all confidential information and use it only for the purpose of this Agreement and shall not disclose it to a third



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

party without the prior written consent of the disclosing party unless the receiving party can demonstrate that such information (i) has become public other than as a result of disclosure by the receiving party, (ii) was available to the receiving party prior to the disclosure by the disclosing party with the right to disclose, or (iii) has been independently acquired or developed by the receiving party.

                                   CHAPTER X
                               GENERAL PROVISIONS

Article 32.       Effective Date

This Agreement shall become effective at the time of execution hereof.

Article 33.       Termination

1. If either party transfers its shares in New Company to the other party hereto in accordance with Article 24 hereof, this Agreement shall terminate. If either party transfers its shares in New Company to another party, unless expressly agreed by the non-transferring party in writing, this Agreement shall be assigned to and binding upon such third party, provided that the assigning party shall remain liable for all legal acts with respect to this Agreement or New Company from before the Effective Date of such assignment.

2. Either party not in breach of this Agreement may terminate this Agreement by written notice to the other party if any breach shall not have been corrected by the other party in breach within 60 days after written notice is given by such party not in breach complaining of such breach.

3. Either Party may terminate this Agreement without giving a notice in the event of one or more of the followings:

(a) Appointment of a trustee or receiver for all or any part of the assets of the other party;

(b) Insolvency or bankruptcy of the other party;

(c) Assignment of the other party for the benefit of creditor;

(d) Attachment of the assets of the other party;

(e) Expropriation of the business or assets of the other party; and

(f) Dissolution or liquidation of the other party.

If either party is involved in any of the events enumerated in (a) through (f) above, it shall immediately notify the other party of the occurrence of such event.

4. In case of the  termination  of this  Agreement  pursuant to Article  32.2 or
Article 32.3, the party terminating in accordance with this Agreement shall have an option to purchase the shares of the other party at the book value to be decided by an internationally recognized accounting



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

firm that is not the principal accounting firm of either party, if either party so requests, or to have New Company dissolved.

5. Upon termination of this Agreement or SPAR's ceasing to hold at least 50% of the shares in New Company, the License Agreement shall terminate immediately if still in effect.

Article 34.       Force Majeure

Neither party shall be liable to the other party for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by riots, civil commotions, wars, hostilities between nations, governmental laws, orders or regulations, embargoes, actions by the government or any agency thereof, acts of God, storms, fires, accidents, strikes, sabotages, explosions, or other similar contingencies beyond the reasonable control of the respective parties.

Article 35.       Notice

All notices, reports and other communications given or made in accordance with or in connection with this Agreement shall be made in writing and may be given either by (i) personal delivery, (ii) telex or facsimile transmission or (iii) registered air mail, if properly posted, with postage fully prepaid, in an envelope properly addressed to the respective parties at the address set forth below or to such changed address as may be given by either party to the other by such written notice. Any such notice, etc. by personal delivery or telex or facsimile transmission shall be deemed to have been given as of the date so delivered or transmitted. Any such notice, etc. by registered air mail shall be deemed to have been given 7 days after the dispatch. In any event, if any notice, etc. is received other than the regular business hours of the recipient, it shall be deemed to have been given as of the following business day of the recipient.

To:      PALTAC;   1-5-9, Minamikyuhoji-machi, Chuo-ku, Osaka, Japan
         SPAR;     580 White Plains Road, Tarrytown, NY, USA

Article 36.       Assignment

This Agreement and the rights and obligations hereunder are personal to the parties hereto, and shall not be assigned by either of the parties to any third party.

Article 37.       Arbitration

All dispute, controversies, or differences which may arise between the parties hereto, out of or in relation to or in connection with this Agreement, shall be finally settled by arbitration in Osaka, Japan in accordance with the rules of the Japan Commercial Arbitration Association if initiated by SPAR, or in New York City in accordance with the International Arbitration Rules of the American Arbitration Association if initiated by PALTAC. The arbitration shall be conducted by 3 arbitrators in the English and the Japanese languages. The arbitration award shall be final and legally binding upon both parties.



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

Article 38.       Implementation

The shareholders hereby agree, for themselves, their successors, heirs and legal representatives, to vote at shareholders' meetings, and to cause the Directors they nominate to vote at Board meetings and to carry out their duties, to prepare, execute and deliver or cause to be prepared, executed and delivered such further instruments and documents, to take such other actions and to cause the Articles of Incorporation of New Company, New Company work rules and other rules and Commercial Registry and any other document to be amended or adopted as may be reasonably required to effect the provisions and intent of this Agreement and the transactions contemplated hereby.

Article 39.       Governing Law

This Agreement and all questions arising out of or under this Agreement shall be governed by and interpreted in accordance with the laws of Japan.

Article 40.       Waiver

Any failure of either party to enforce, at any time or for any period of time, any of the provision of this Agreement shall not be construed as a waiver of such provisions or of the right of such party thereafter to enforce each and every such provision.

Article 41.       Entire Agreement

This Agreement constitutes the entire and only agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes any other commitments, agreements or understandings, written or verbal, that the parties hereto may have had. No modification, change and amendment of this Agreement shall be binding upon the parties hereto except by mutual express consent in writing of subsequent date signed by authorized officer or representative of each of the parties hereto.

Article 42.       Headings

The headings of articles and paragraphs used in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of the respective articles and paragraphs of this Agreement.

Article 43.       Language

This Agreement has been executed in the English and the Japanese languages. If there is any discrepancy or inconsistency between the English and the Japanese versions, the English version shall prevail.




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


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in 2 copies by their respective duly authorized officer or representative as of the day first above written.


Paltac Corporation
Signature:

/s/ Kunio Mikita

Name: Kunio Mikita
Title: Representative Director & President



Spar Group, Inc.
Signature:

/s/  Robert G. Brown

Name: Robert G. Brown
Title: Chairman & CEO







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